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                                                                Exhibit 2(n)(ii)





                          Independent Auditors' Consent



The Board of Trustees
ING Senior Income Fund:

We consent to the use of our report dated April 11, 2003 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" and "More Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP


Los Angeles, California
October 10, 2003